Exhibit 4.4

                                    EXHIBIT E

                                       TO

                         UNSECURED CONVERTIBLE DEBENTURE
                         AND WARRANT PURCHASE AGREEMENT
                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of August 28, 2003 (the "Agreement"), is made by and among MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Company"), with headquarters located at 336 Bollay Drive, Santa Barbara, California 93117, and the purchasers whose names appear on the signature pages hereto (collectively, the "Purchasers").

                              W I T N E S S E T H :

     WHEREAS, in connection with the Unsecured Convertible Debenture and Warrant Purchase Agreement of even date herewith among the Purchasers and the Company (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of said Purchase Agreement, to issue and sell to the Purchasers (i) the Company's Unsecured Convertible Debentures (the "Debentures") that are convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and (ii) the Company's Debenture Warrants (the "Warrants") to acquire shares of Common Stock; and

     WHEREAS, to induce the Purchasers to execute and deliver the Purchase Agreement, and to consummate the transactions contemplated thereby, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) "Purchasers" means the Purchasers and any transferee or assignee of any Purchaser who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

(b) "Registrable Securities" means (i) the shares of Common Stock issued or issuable upon conversion of or otherwise pursuant to the Debentures, including, without limitation, any shares of Common Stock issued or issuable by the Company as the payment of interest due on the Debentures, (ii) the shares of Common Stock issued or issuable upon exercise of or otherwise pursuant to the Warrants,
(iii) any additional shares of Common Stock or other securities (including any shares of Common Stock issuable upon conversion, exercise or exchange of any such other securities) issued to Purchasers in accordance with Section 4.4 of the Purchase Agreement or Section 7 of the Debentures, and (iv) any shares of Common Stock or other securities issued or issuable from time to time as a dividend or other distribution on or in exchange or otherwise with respect to any of the foregoing (including the Debentures, the Warrants and any other securities contemplated by the foregoing clause (iii)); provided, however, that certain of the Purchasers have entered into that certain Side Letter Agreement dated of even date herewith (the "Side Letter Agreement"), which provides, among other things, that such Purchasers cannot convert their Debentures or exercise their Warrants unless and until such time as the Company has obtained the Stockholder Approval (as such term is defined in the Purchase Agreement), and, accordingly, the term "Registrable Securities" shall not include any of the shares of Common Stock or other securities referenced in clauses (i) - (iv) of this definition to the extent such shares of Common Stock or other securities are issuable upon conversion or exercise of or otherwise in connection with the Debentures and Warrants that are subject to the Side Letter Agreement unless and until the restrictions on the conversion or exercise of such Debentures and Warrants set forth in the Side Letter Agreement have lapsed.

(c) "Registration Period" means the period between the date of this Agreement and the earlier of (i) the date on which all of the Registrable Securities have been sold in transactions where the transferee is not subject to securities law resale restrictions, or (ii) the date on which the Registrable Securities may be immediately sold to the public without registration and free of restrictions on transfer pursuant to Rule 144(k) under the Securities Act or any successor provision.

(d) "Registration Statement" means a registration statement of the Company filed with the Securities and Exchange Commission (the "SEC") under the Securities Act.

(e) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder (including Rule 415 under the Securities Act), and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

2. Registration.

(a) Mandatory Registration. Pursuant to the terms of this Section 2(a), the Company shall prepare promptly and file a Registration Statement with the SEC, registering at least 7,875,000 Registrable Securities for resale, as soon as practicable, but in any event no later than the forty-fifth (45th) day following the date hereof. To the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), the Registration Statement shall include such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures and exercise of the Warrants
(i) to prevent dilution resulting from stock splits, stock dividends or similar transactions, or (ii) by reason of changes in the exercise price of the Warrants in accordance with the terms thereof. The Registration Statement (and each amendment or supplement thereto) shall be provided to, and subject to the reasonable approval of, the Purchasers and their counsel prior to its filing or other submission. The Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof, but in any event no later than the ninetieth (90th) day following the date hereof.

(b) Payments by the Company. If any Registration Statement (or any amendment or supplement to any Registration Statement) required to be filed pursuant to
Section 2(a) or 3(c) hereof has not been filed by the Company with the SEC prior to the forty-fifth (45th) day following the date hereof, in the case of the filing under Section 2(a) (the "Initial Filing Deadline"), or the forty-fifth
(45th) day following  the  applicable  Registration  Trigger Date (as defined in
Section 3(c) below), in the case of a filing under Section 3(c) (a "Subsequent Filing Deadline"), or if the Company shall not have caused the Registration Statement to be declared effective by the SEC not later than the ninetieth
(90th) day following the date hereof (the "Initial Effectiveness Deadline"), or after a Registration Statement is first declared effective by the SEC, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, for in any such cases ten Business Days (which need not be consecutive days) in the aggregate during any 12-month period (each such day being a "Non-Effective Day"), then the Company shall make payments to each Purchaser in such amounts and at such times as shall be determined pursuant to this Section 2(b) as partial relief for the damages to the Purchasers by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Purchaser an amount equal to the product of (i) the aggregate principal balance of the Debentures then outstanding and held by such Purchaser (including, for this purpose, the principal balance of any Debentures that have been converted into shares of Common Stock then held by such Purchaser as if such principal balance had not been so converted), multiplied by (ii) two hundredths (.02), for each 30 day period (or portion thereof) (A) after the Initial Filing Deadline and prior to the date the Registration Statement is filed with the SEC pursuant to Section 2(a), or (B) after any Subsequent Filing Deadline and prior to the date the respective Registration Statement (or amendment or supplement to any previous Registration Statement) is filed with the SEC pursuant to Section 3(c), or (C) if the Registration Statement is not declared effective by the Initial Effectiveness Deadline, until such effectiveness occurs, or (D) containing a Non-Effective Day; provided, however, that, for purpose of calculating the payment amount owed to any given Purchaser, there shall be excluded from each such period any delays which are solely attributable to changes required by such Purchaser in the Registration Statement with respect to information relating to such Purchaser, including, without limitation, changes to the plan of distribution (other than any corrections of Company mistakes with respect to information previously provided by such Purchaser). All such amounts required to be paid hereunder shall be paid in cash within five days after demand therefor by any Purchaser.

(c) Piggy-Back Registrations. If, at any time and from time to time prior to the expiration of the Registration Period, the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Purchaser written notice of such filing, and if, within fifteen (15) days after the date of such notice, such Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Purchaser requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Purchaser has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities, (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Purchasers seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Purchaser or other holder, and (iii) no such reduction shall reduce the amount of Registrable Securities included in the registration below twenty-five (25%) of the total amount of securities included in such registration. No right to registration of Registrable Securities under this Section 2(c) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which a Purchaser is entitled to registration under this Section 2(c) is an underwritten offering, then each Purchaser whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

3. Additional Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall have the following additional obligations:

(a) The Company shall respond promptly to any and all comments made by the staff of the SEC to any Registration Statement required to be filed hereunder, and shall submit to the SEC, before the close of business on the second (2nd) business day immediately following the business day on which the Company learns (either by telephone or in writing) that no review of such Registration Statement will be made by the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date as soon as practicable. The Company shall keep any such Registration Statement effective pursuant to Rule 415 under the Securities Act at all times during the Registration Period.

(b) Each Registration Statement required to be filed hereunder (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) filed by the Company (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The financial statements of the Company included in any such Registration Statement or incorporated by reference therein (A) shall comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto, (B) shall be prepared in accordance with U.S. generally accepted accounting principles, consistently applied during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements) and (C) shall fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments).

(c) The Company (i) shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement required to be filed hereunder and the prospectus used in connection with any such Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and (ii) during the Registration Period, shall comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by any such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in the Registration Statement. In the event the number of shares of Common Stock included in a Registration Statement filed pursuant to this Agreement is, for any three (3) consecutive trading days (the last of such three (3) trading days being the "Registration Trigger Date"), insufficient to cover all of the Registrable Securities (including, without limitation, as a result of a lapse of the restrictions on conversion and exercise of certain of the Debentures and Warrants as set forth in the Side Letter Agreement), the Company shall provide each Purchaser written notice of such Registration Trigger Date within five (5) business days thereafter and shall amend, if permissible, the Registration Statement, and/or file a new Registration Statement (on the short form available therefor, if applicable), so as to cover all of the Registrable Securities as soon as practicable, but in no event more than twenty (20) days after the Registration Trigger Date. The Company shall use its best efforts to cause such amendment(s) and/or new Registration Statement(s) to become effective as soon as practicable following the filing thereof.

(d) The Company shall furnish to each Purchaser whose Registrable Securities are included in the Registration Statement and such Purchaser's legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto; each preliminary prospectus and final prospectus and each amendment or supplement thereto; and, in the case of the Registration Statement required under Section 2(a) above, each letter written by or on behalf of the Company to the SEC and each item of correspondence from the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment); (ii) on the date of effectiveness of any Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective; and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.

(e) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions as the Purchasers reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing provision, the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company, or (E) make any change in its Certificate of Incorporation or Bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

(f) In the event the Purchasers hold a majority in interest of the Registrable Securities being offered in an underwriter offering, the Company shall enter into and perform its obligations under an underwriting agreement in usual and customary form including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering. The Company shall be responsible for payment of the fees of such underwriters and the reasonable attorney fees and costs incurred by one law firm selected by the Purchasers to represent their respective interests in the underwritten offering. No Purchaser shall be obligated to participate in any such underwriting.

(g) The Company shall notify each Purchaser who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (a "Suspension Event"). The Company (i) shall make such notification as promptly as practicable after the Company becomes aware of such Suspension Event, (ii) shall promptly, but in all events within five (5) business days, use its best efforts to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and (iii) shall deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request.

(h) The Company shall use its best efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement that includes Registrable Securities, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible time (including, in each case by amending or supplementing such Registration Statement), and (ii) to notify each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

(i) The Company shall permit a single firm of counsel designated by the Purchasers who hold a majority in interest of the Registrable Securities being sold pursuant to such registration to review any Registration Statement required to be filed hereunder and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects.

(j) At the request of any Purchaser who holds Registrable Securities being sold pursuant to any registration hereunder, the Company shall furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchasers; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and Purchasers.

(k) The Company shall make generally available to the Purchasers as soon as practicable, but in no event later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement. The Company will be deemed to have complied with its obligations under this Section 3(k) upon the Company's filing, on an appropriate form, the appropriate report of the Company as required by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Exchange Act").

(l) The Company shall make available for inspection by (i) any Purchasers whose Registrable Securities are being sold pursuant to such registration, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, and (iii) any attorney, accountant or other agent retained by any such Purchaser or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence;
provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Purchaser) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or such release is reasonably necessary in connection with litigation or other legal process or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(l). The Purchasers agree that they shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Purchasers' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(m) The Company shall hold in confidence and shall not make any disclosure of information concerning any Purchaser provided to the Company pursuant hereto unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or such release is reasonably necessary in connection with litigation or other legal process or
(iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning any Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Purchaser and allow such Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(n) The Company shall use its best efforts to promptly cause all of the Registrable Securities covered by any Registration Statement to be listed or designated for quotation on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or any other national securities exchange or automated quotation system and on each additional national securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any, if the listing or quotation of such Registrable Securities is then permitted under the rules of such exchange or automated quotation system, and in any event, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to the Registrable Securities.

(o) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement required to be filed pursuant to Section 2(a) hereof.

(p) The Company shall cooperate with any Purchaser who holds Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names, as the managing underwriter or underwriters, if any, or the Purchasers may reasonably request; and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such Registration Statement) instructions to the transfer agent to issue new stock certificates without a legend and an opinion of such counsel that the Registrable Shares have been registered.

(q) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Purchasers of the Registrable Securities pursuant to the Registration Statement.

(r) At the request of any Purchaser, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement required to be filed hereunder and the prospectus used in connection with any such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement to conform to written information supplied to the Company by such Purchaser for such purpose.

(s) The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith.

(t) From and after the date of this Agreement until the expiration of the Registration Period, except as set forth on Schedule 1 hereto, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities which are not Registrable Securities in the Registration Statement required to be filed pursuant to Section 2(a) or 3(c) hereof without the consent of the holders of a majority in interest of the Registrable Securities.

4. Obligations of the Purchasers. In connection with the registration of the Registrable Securities, each Purchaser shall have the following obligations:

(a) It shall be a condition precedent to the obligations of the Company to effect the registration pursuant to this Agreement with respect to the
Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the number of Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required by rules of the SEC to effect the registration of the Registrable Securities. The information so provided by the Purchasers shall be included without material alteration in the Registration Statement and shall not be modified without such Purchaser's written consent. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Purchasers of the information the Company requires from each such Purchaser.

(b) Each Purchaser, by such Purchaser's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement required to be filed hereunder, unless such Purchaser has notified the Company in writing of such Purchaser's election to exclude all of such Purchaser's Registrable Securities from such Registration Statement.

(c) In the event the Purchasers holding a majority in interest of the Registrable Securities being registered determine to engage the services of an underwriter, each Purchaser agrees to enter into and perform such Purchaser's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Purchaser has notified the Company in writing of such Purchaser's election to exclude all of such Purchaser's Registrable Securities from the applicable Registration Statement. No Purchaser shall be obligated to participate in any such underwriting.

(d) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g), 3(h) or 5(a) with respect to any Registration Statement covering Registrable Securities, each Purchaser shall immediately discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g), 3(h) or 5(a), as applicable, and, if so directed by the Company, such Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies, other than file copies, in such Purchaser's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing or anything to the contrary in this Agreement, but subject to compliance with applicable laws, the Company shall cause the transfer agent for the Registrable Securities to deliver unlegended shares of Common Stock to a transferee of a Purchaser in accordance with the terms of the Debentures and Warrants in connection with any sale of Registrable Securities with respect to which any such Purchaser has entered into a contract for sale prior to receipt of such notice and for which any such Purchaser has not yet settled.

(e) No Purchaser may participate in any underwritten registration hereunder unless such Purchaser (i) agrees to sell such Purchaser's Registrable Securities on the basis provided in any underwriting arrangements approved by the Purchasers entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriter applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement. Notwithstanding anything in this Section 4(e) to the contrary, this
Section 4(e) is not intended to limit any Purchaser's rights under Sections 2(a) or 3(c) hereof.

5. Delay Periods.

(a) Delay Period. If, at any time prior to the expiration of the Registration Period, the Company's Board of Directors determines, in its reasonable good faith judgment, that the disposition of Registrable Securities would require the premature disclosure of material non-public information which may reasonably be expected to have an adverse effect on the Company, then the Company shall not be required to maintain the effectiveness of or amend or supplement the Registration Statement for a period (a "Disclosure Delay Period") expiring upon the earlier to occur of (i) the date on which such material information is disclosed to the public or ceases to be material or (ii) subject to Section 5(b) hereof, up to ten (10) trading days after the date on which the Company provides a notice to the Purchasers under Section 3(g) hereof stating that the failure to disclose such non-public information causes the prospectus included in the Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (each, a "Disclosure Delay Period Notice"). For the avoidance of doubt, in no event shall a Disclosure Delay Period exceed ten (10) trading days.

(b) The Company shall give prompt written  notice,  in the manner  prescribed by
Section 12 hereof, to the Purchasers of each Disclosure Delay Period, which notice shall, if practicable, estimate the duration of such Disclosure Delay Period. Each Purchaser shall, upon receipt of a Disclosure Delay Period Notice prior to such Purchaser's disposition of all of its Registrable Securities, forthwith discontinue the disposition of such Registrable Securities pursuant to the Registration Statement, and will not deliver any prospectus forming a part thereof in connection with any sale of such Registrable Securities until the expiration of such Disclosure Delay Period. Notwithstanding anything in this
Section 5 to the contrary, the Company shall not deliver more than two Disclosure Delay Period Notices in any one year period and there shall not be more than an aggregate of 15 calendar days in any 90 calendar day period during which the Company is in a Disclosure Delay Period.

6. Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred by the Company or the Purchasers in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 (including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Purchasers pursuant to Section 3(f) hereof), shall be borne by the Company. In addition, the Company shall pay each Purchaser's costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of such Purchaser hereunder.

7. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the extent permitted by law, the Company shall indemnify, hold harmless and defend (i) each Purchaser who holds such Registrable Securities, (ii) the directors, officers, partners, members, employees and agents of each such Purchaser, (iii) each person, if any, who controls each such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (iv) any underwriter (as defined in the Securities Act) for the Purchasers,
(v) the directors, officers, partners, members, employees and agents of any such underwriter, and (vi) each person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Purchaser Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation (the matters in the foregoing clauses (A) through (C) being, collectively, "Violations"). Subject to the restrictions set forth in Section 7(c) with respect to the number of legal counsel, the Company shall reimburse the Purchasers and each other Purchaser Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Purchaser Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) with respect to any preliminary prospectus, shall not inure to the benefit of any Purchaser Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if a prospectus was timely made available by the Company pursuant to Section 3(d) hereof and the Purchaser Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to the Violation and such Purchaser Indemnified Person, notwithstanding such advice, used it; and
(z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser Indemnified Persons and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 10.

(b) In connection with any Registration Statement in which a Purchaser is participating, (i) each such Purchaser shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 7(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Company Indemnified Person"), against any Claims to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement, and (ii) subject to the restrictions set forth in Section 7(c), such Purchaser shall reimburse the Company Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnification obligations contained in this
Section 7(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld; provided further, however, that the Purchasers shall be liable under this Agreement (including this Section 7(b) and Section 8) for only that aggregate amount as does not exceed the net proceeds actually received by such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 10. Notwithstanding anything to the contrary contained herein, the indemnification obligations contained in this Section 7(b) with respect to any preliminary prospectus shall not inure to the benefit of any Company Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c) Promptly after receipt by any party under this Section 7 of notice of the commencement of any action (including any governmental action), such party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the indemnified party; provided, however, that such indemnifying party shall not be entitled to assume such defense and an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the indemnified party and the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party that are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the indemnified parties, and such legal counsel shall be selected by the Purchasers holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates (if the parties entitled to indemnification hereunder are Purchaser Indemnified Parties) or by the Company (if the parties entitled to indemnification hereunder are Company Indemnified Parties). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable. The provisions of this Section 7 shall survive the termination of this Agreement.

8. Contribution. To the extent any indemnification provided for in Section 7 herein is unavailable to the indemnified parties in respect of any Claim referred to herein (other than by reason of the exceptions provided therein), then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim to the fullest extent permitted by law, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the Violation giving rise to the applicable Claim, which relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party. In no event shall the obligation of any indemnifying party to contribute under this Section 8 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances. The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the indemnified parties were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an indemnified party as a result of any Claim shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Purchaser or underwriter shall be required to contribute any amount in excess of the amount by which (a) in the case of any Purchaser, the net proceeds actually received by such Purchaser from the sale of Registrable Securities pursuant to such Registration Statement or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Purchaser or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act ) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Public Information. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(a) file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

(b) furnish to each Purchaser so long as such Purchaser holds Debentures, Warrants or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit such Purchaser to sell such securities pursuant to Rule 144 without registration.

10. Assignment of Registration Rights. The rights of the Purchasers hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assigned by each Purchaser to any transferee or assignee of all or any portion of the Debentures, Warrants or Registrable Securities if: (a) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (e) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement.

11. Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchasers holding a majority in interest of the Registrable Securities; provided, however, that (a) no amendment hereto which restricts the ability of a Purchaser to elect not to participate in an underwritten offering shall be effective against any Purchaser which does not consent in writing to such amendment; (b) no consideration shall be paid to a Purchaser by the Company in connection with an amendment hereto unless each Purchaser similarly affected by such amendment receives a pro rata amount of consideration from the Company; and (c) unless a Purchaser otherwise agrees, each amendment hereto must similarly affect each Purchaser. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Purchasers and the Company.

12. Miscellaneous.

(a) Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities or the securities upon which such Registrable Securities are issuable upon exercise, conversion or otherwise. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b) Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by certified or registered mail (postage prepaid and return receipt requested) or delivered by nationally-recognized overnight courier or by facsimile transmission with confirmation of receipt, and shall be deemed delivered five days after being placed in the mail, if mailed, or at the time and date of receipt or refusal of receipt, if delivered personally or by overnight courier or facsimile transmission. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change is such party's address:

(i) if to the Company:

                                    Miravant Medical Technologies
                                    336 Bollay Drive
                                    Santa Barbara, CA 93117
                                    Attention: Gary S. Kledzik
                                    Facsimile: (805) 685-7981

                                    with    a copy simultaneously transmitted by
                                            like means (which transmittal shall
                                            not constitute notice hereunder) to:

                     Sheppard Mullin Richter & Hampton, LLP

                                    800 Anacapa Street
                                    Santa Barbara, CA 93101
                                    Attention:  Joseph E. Nida, Esq.
                                    Facsimile: (805) 568-1955

(ii) if to any Purchaser, to such address as such Purchaser shall have provided in writing to the Company.

(c) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Purchasers each irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and the Purchasers further each agrees that service of process upon the Company or such Purchasers, as applicable, in accordance with Section 12(b) shall be deemed in every respect effective service of process upon the Company or such Purchasers in any suit or proceeding arising hereunder. Nothing herein contained shall affect Purchasers' right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to a trial by jury under applicable law.

(e) Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(f) Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(g) Successors and Assigns. Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(h) Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures shall be binding on the parties hereto.

(j) Further Acts. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Remedies. No provision of this Agreement providing for any remedy to the Purchasers shall limit any remedy which would otherwise be available to such Purchasers at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

(l) Consents. All consents and other determinations to be made by the Purchasers pursuant to this Agreement shall be made by the Purchasers holding a majority in interest of the Registrable Securities, determined as if all Debentures and Warrants then outstanding had been converted into or exercised for Registrable Securities.

(m) Allocation of Registrable Securities. The initial number of Registrable Securities included on any Registration Statement filed pursuant to Section 2(a) or 3(c), and each increase to the number of Registrable Securities included thereon, shall be allocated pro rata among the Purchasers based on the number of Registrable Securities held by each Purchaser at the time of such establishment or increase, as the case may be. In the event a Purchaser shall sell or otherwise transfer any of such Purchaser's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Purchasers, pro rata based on the number of shares of Registrable Securities then held by such Purchasers. For the avoidance of doubt, the number of Registrable Securities held by any Purchaser shall be determined as if all Debentures and Warrants then outstanding were converted into or exercised for Registrable Securities.

(n) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

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






     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

MIRAVANT MEDICAL TECHNOLOGIES

By:  /s/ Gary S. Kledzik
------------------------
Name:  Gary S. Kledzik
Title:  Chief Executive Officer

PURCHASER:


               (Print or Type Name of Purchaser)

                                      By:
                                     Name:
                                     Title:

                                   Schedule 1

           Additional Shares to be Included on Registration Statement

NONE